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Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Goldleaf Financial Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GOLDLEAF FINANCIAL SOLUTIONS, INC.
350 Technology Parkway
Norcross, Georgia 30092

Dear Shareholder:

        You are cordially invited to attend the 2009 annual meeting of the shareholders of Goldleaf Financial Solutions, Inc., to be held at our corporate offices, 350 Technology Parkway, Suite 200, Norcross, Georgia, 30092, on May 21, 2009, at 9:00 a.m. (Eastern Daylight Time).

        The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, we will present a report on our operations and you will be given the opportunity to ask questions. At your earliest convenience, please complete, sign, date and mail the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.

        Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly. We greatly appreciate your prompt cooperation.

Sincerely,

G. Lynn Boggs Chief Executive Officer

Norcross, Georgia
April 21, 2009

GOLDLEAF FINANCIAL SOLUTIONS, INC.
350 Technology Parkway
Norcross, Georgia 30092

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Goldleaf Financial Solutions, Inc.:

        The annual meeting of shareholders of Goldleaf Financial Solutions, Inc. will be held at 350 Technology Parkway, Suite 200, Norcross, Georgia 30092 at 9:00 a.m. Eastern Daylight Time, on May 21, 2009 for the following purposes:

          (1)   To elect three Class 1 directors, to hold office for a three-year term and until their successors have been duly elected and qualified;

          (2)   To consider and vote on a proposal to approve the Amended and Restated Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan; and

          (3)   To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

        We are mailing to shareholders, on or about April 21, 2009, the proxy statement, this notice, a form of proxy and our annual report for the fiscal year ended December 31, 2008. The annual report is not to be regarded as proxy soliciting material.

        Only shareholders of record at the close of business on April 16, 2009 are entitled to notice of and to vote at the meeting and any adjournment or postponement of it. Please review the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted on at the meeting. We hope very much that you will be able to join us.

        Your representation at the annual meeting of shareholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card.

By Order of the Board of Directors

G. Lynn Boggs Chief Executive Officer
Norcross, Georgia April 21, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on May 21, 2009

        Pursuant to rules promulgated by the Securities and Exchange Commission, we have provided access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2008 Annual Report) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.

        This proxy statement, the company's 2009 Annual Report and a proxy card are available at http://www.proxyvote.com.

        The annual meeting of shareholders of Goldleaf Financial Solutions, Inc. will be held at the executive offices of the company at 350 Technology Parkway, Suite 200, Norcross, Georgia 30092 on May 21, 2009, at 9:00 a.m. (Eastern Daylight Time).

        The proposals to be voted upon at the meeting, all of which are more completely set forth in this proxy statement, are as follows:

          (1)   To elect three Class 1 directors, to hold office for a three-year term and until their successors have been duly elected and qualified;

          (2)   To consider and vote on a proposal to approve the Amended and Restated Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan; and

          (3)   To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

        The company's board of directors recommends that you vote for "FOR" the approval of proposals 1, 2, and 3.

NOTICE REGARDING "HOUSEHOLDING" OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a shareholder of record. You can notify us by sending a written request to Tina Moore, Director of Investor Relations, 350 Technology Parkway, Suite 200, Norcross, Georgia 30092 or by calling Tina Moore at (678) 966-0844. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

GOLDLEAF FINANCIAL SOLUTIONS, INC.
350 Technology Parkway
Norcross, Georgia 30092

PROXY STATEMENT

        Our board of directors is soliciting proxies for this year's annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.

        The board has set April 16, 2009 as the record date for the meeting. Shareholders who owned our common stock on that date are entitled to receive notice of and vote at the meeting, with each share entitled to one vote. Cumulative voting is not permitted. On the record date there were 19,458,238 shares of Goldleaf Financial Solutions, Inc. ("Goldleaf") common stock and no shares of preferred stock outstanding. As of the record date, holders of our common stock are entitled to one vote per share owned of record.

  Why am I receiving this proxy statement and proxy form?

        You are receiving this proxy statement and proxy form because you own shares of Goldleaf common stock. This proxy statement describes issues on which you are entitled to vote.

        When you sign the proxy form, you appoint G. Lynn Boggs, our Chief Executive Officer, and Dan Owens, our Chief Financial Officer, and either of them acting individually, as your representative at the meeting. Mr. Boggs or Mr. Owens will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.

  Who is soliciting my proxy and who is paying the cost of the solicitation?

        Our board of directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2009 annual meeting. Some of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or in person. We will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of our common stock.

  What am I voting on?

        At the annual meeting you will be asked to vote on two proposals. The first proposal is to elect the "Class 1 Directors" to serve three-year terms on our board of directors. The second proposal is to amend our 2005 Long-Term Equity Incentive Plan (sometimes referred to as the "2005 Plan") to provide an additional 400,000 shares of common stock subject to the 2005 Plan (raising the current total shares available under the plan to 2,930,267), and to restate the 2005 Plan to incorporate all amendments.

  Who is entitled to vote?

        Only shareholders who owned our common stock as of the close of business on the record date, April 16, 2009, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.

  How do I vote?

        You may vote your shares either in person at the annual meeting or by proxy. To vote by proxy, you should complete, date, sign and mail the enclosed proxy in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. If you hold your shares in "street name," that is, through a broker, bank or nominee, you must obtain a proxy form from the institution that holds your shares if you did not receive one directly, and you may also be eligible for internet or telephone voting by following instructions provided by your broker, bank or nominee.

  Can I revoke or change my vote after I return my proxy form?

        Yes. If your shares are registered in your name, you may revoke your proxy and change your vote at any time before the proxy is exercised by filing with the corporate secretary either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the corporate secretary that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in street name, however, you may revoke your proxy only by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective unless received by the corporate secretary at or before the annual meeting.

  What is the board's recommendation and how will my shares be voted?

        The board recommends a vote "FOR" proposals 1 and 2. If you properly sign and return your proxy in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices you mark on your proxy. If you return a signed proxy, but do not specify a choice on any matter, Mr. Boggs or Mr. Owens, as the persons named as the proxy holders on the proxy form, will vote as recommended by the board of directors. If any other matters are considered at the meeting, Mr. Boggs or Mr. Owens will vote as recommended by the board of directors. If the board does not give a recommendation, Mr. Boggs or Mr. Owens will have discretion to vote as he thinks best. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to those matters.

  Will my shares be voted if I do not sign and return my proxy form?

        If your shares are registered in your name and you do not return your proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote on your behalf in certain instances. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the election of our directors, without instructions from the beneficial owner of those shares. On the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, absent instructions from the beneficial owner of such shares. A broker or nominee may properly submit a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a "broker non-vote"). Broker non-votes count for purposes of determining whether a quorum exists but do not count as being entitled to vote with respect to individual proposals.

  How many votes do we need to hold the annual meeting?

        As of the record date, there were a total of 19,458,238 shares outstanding. Holders of shares entitled to vote a majority of the total number of votes that may be cast as of the record date (a quorum) must be present at the annual meeting to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a shareholder is present and votes in person at the meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a broker non-vote. A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.

  What vote is required to elect directors and approve the amendment and restatement of the 2005 Plan?

        Assuming a quorum is present either in person or by proxy at the meeting, the following votes will be required approve the matters to be considered at the meeting:

        Proposal 1.    The individuals nominated for election as directors in accordance with our bylaws who receive the highest number of "FOR" votes cast (either in person at the annual meeting or by proxy) will be elected. You may vote "FOR" all or some of the nominees or "WITHHOLD AUTHORITY" for all or some of the nominees. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.

        Proposal 2.    Approval of the amendment and restatement of the 2005 Plan and any other matters that may be properly submitted to the shareholders will be approved by the affirmative vote of a majority of votes cast (either in person at the annual meeting or by proxy).

  Can I vote on other matters or submit a proposal to be considered at the meeting?

        We have not received timely notice of any shareholder proposals to be considered at the annual meeting, and shareholders may submit matters for a vote only in accordance with our organizational documents. The board of directors does not presently know of any other matters to be brought before the annual meeting.

        For shareholders seeking to include proposals in the proxy materials for the 2010 annual meeting, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposals must be received by our corporate secretary no later than December 22, 2009. Shareholders who intend to present a proposal at the 2010 annual meeting without inclusion of such proposal in our proxy materials are required to provide such proposals to our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the 2009 annual meeting; provided, however, that if the date of the 2010 annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the close of business on the 120th day before the 2010 annual meeting and not later than the close of business on the later of the 90th day before the 2010 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal should be directed to: Goldleaf Financial Solutions, Inc., 350 Technology Parkway, Suite 200, Norcross, Georgia 30092, Attention: Corporate Secretary, c/o Scot Kees, Senior Vice President, Secretary and General Counsel.

  Are there any dissenters' rights or appraisal rights with respect to the proposal described in this proxy statement?

        There are no appraisal or similar rights of dissenters respecting the proposal described in this proxy statement.

  How do I communicate with directors?

        The board has established a process for shareholders to send communications to the board or any of the directors. Shareholders may send communications to the board or any of the directors c/o Tina Moore, Director of Investor Relations, 350 Technology Parkway, Suite 200, Norcross, Georgia 30092. Ms. Moore will compile all communications and submit them to the board or the individual directors on a monthly basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        We are authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of April 16, 2009, there were 19,458,238 shares of common stock outstanding.

        The following table shows, as of April 16, 2009, the amount of our common stock beneficially owned (unless otherwise indicated) by: (a) each director and director nominee; (b) our named executive officers (as listed in our "Summary Compensation Table" below); (c) all of our directors and executive officers as a group; and (d) all shareholders we know to be the beneficial owners of more than 5% of the outstanding shares of our common stock. Based on information furnished by the owners and except as otherwise noted, we believe that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. The address for all of the persons listed below is 350 Technology Parkway, Suite 200, Norcross, GA 30092, except as listed in the footnotes to the table below.

	Shares Beneficially Owned(1)
Name	Number	Percent
Wellington Management Company LLP(2)(3)	2,647,385	13.80
Castine Capital Management, LLC(2)(4)	2,616,138	13.63
Lightyear Fund, L.P.(2)(5)	2,346,000	12.23
Continental Advisors LLC(2)(6)	1,963,100	10.23
Brian R. Geisel(7)	1,803,346	8.90
G. Lynn Boggs(8)	558,308	2.82
Dan Owens(9)	55,000	*
John D. Schneider(10)	95,363	*
Lawrence A. Hough(11)	36,590	*
Robert A. McCabe, Jr.(12)	34,035	*
Bill Mathis(13)	5,000	*
Beck Taylor(14)	5,000	*
All directors and executive officers as a group (12 persons)(15)	3,294,528	15.93

*
Less than 1%

(1)
The percentages shown are based on 19,458,238 shares of common stock outstanding on April 16, 2009. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), shares of common stock that a person has the right to acquire pursuant to the exercise of stock options and warrants held by such holder that are exercisable within sixty (60) days of such date are deemed outstanding for the purpose of computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
The address for the Lightyear Fund, L.P. is 51 West 52nd Street, 23rd Floor, New York, NY 10019. The address for Continental Advisors LLC is 227 West Monroe Street, Suite 5050, Chicago, IL 60606. The address for Wellington Management Company LLP is 75 State Street, Boston, MA 02109. The address for Wellington Trust Company, NA is 75 State Street, Boston, MA 02109. The address for Castine Capital Management is One International Place, Suite 2401, Boston, MA 02110.

(3)
As reported on a Schedule 13G/A filed with the SEC on February 17, 2009, Wellington Management Co LLP, in its capacity as investment adviser, may be deemed to beneficially own 2,647,385 shares of our common stock which are held of record by its clients. As reported on a Schedule 13G filed with the SEC on February 17, 2009, 966,735 of these shares may also be deemed to be beneficially owned by Wellington Trust Company, NA in its capacity as investment adviser to its clients, which are holders of record of those shares.

(4)
As reported on a Schedule 13G/A filed with the SEC on February 25, 2009. Voting power and dispositive power are reported to be shared with Castine Partners II, LP (only with respect to 1,703,635 shares) and Mr. Paul Magidson (with respect to all 2,616,138 shares).

(5)
As reported on a Schedule 13D/A filed with the SEC on July 3, 2008. Voting power and dispositive power are reported to be shared with Lightyear PBI Holdings, LLC, Lightyear Co-Invest Partnership, L.P., Lightyear Fund GP, LLC, Chestnut Ventures, LLC, Marron & Associates, LLC, and Mr. Donald B. Marron.

(6)
As reported on a Schedule 13D/A filed with the SEC on January 9, 2009. Voting power and dispositive power are reported to be shared with Continental Partners, L.P. (only with respect to 1,857,900 shares), and Mr. David P. Purcell (with respect to all 1,963,100 shares).

(7)
Includes 788,314 shares issuable on the conversion of issued and outstanding promissory notes, 15,000 shares of restricted stock (10,000 of which are still subject to service-based vesting in equal amounts on April 10, 2010 and April 10, 2011) and 20,000 shares of restricted stock (all of which are subject to service-based vesting in nearly equal amounts on April 14, 2010, April 14, 2011, and April 14, 2012). Also includes options to purchase 22,500 shares of common stock.

(8)
Includes options to purchase 316,379 shares of common stock. 61,036 shares of Mr. Boggs' owned shares are pledged as security for a loan with regard to Mr. Boggs' primary residence and 33,100 shares are held in an IRA account. Also includes 20,000 shares of restricted stock (13,333 of which are still subject to service-based vesting in nearly equal amounts on April 10, 2010 and April 10, 2011) and 40,000 shares of restricted stock (all of which are subject to service-based vesting in nearly equal amounts on April 14, 2010, April 14, 2011, and April 14, 2012).

(9)
Includes 10,000 of restricted stock (6,667 of which are still subject to service-based vesting in nearly equal amounts on April 10, 2010 and April 10, 2011) and 20,000 shares of restricted stock (all of which are subject to service-based vesting in nearly equal amounts on April 14, 2010, April 14, 2011, and April 14, 2012). Also includes options to purchase 25,000 shares of common stock.

(10)
Includes options to purchase 5,363 shares of common stock.

(11)
Includes options to purchase 5,000 shares of comment stock.

(12)
Includes options to purchase 5,000 shares of comment stock.

(13)
Includes options to purchase 5,000 shares of comment stock.

(14)
Includes options to purchase 5,000 shares of comment stock.

(15)
Includes options to purchase 1,793,121 shares of common stock and 788,314 shares issuable on the conversion of issued and outstanding promissory notes. Also includes 90,000 shares of restricted stock, 60,000 of which are still subject to service-based vesting in nearly equal amounts on April 10, 2010 and April 10, 2011 and another 160,000 shares of restricted stock, all of which are subject to service-based vesting in nearly equal amounts on April 14, 2010, April 14, 2011, and April 14, 2012.

Have we experienced a change in control since the beginning of the last fiscal year?

        No.

PROPOSAL 1

ELECTION OF DIRECTORS

  How many directors are nominated?

        We have nominated three Class 1 directors, Lawrence A. Hough, Robert A. McCabe, Jr. and John D. Schneider, for re-election to our board of directors. Our charter provides that the number of directors to be elected by the shareholders shall be at least one and not more than 12, as established by the board of directors from time to time. The number of directors is currently set at six. Our governance / nominating committee nominates all incoming directors.

        Our charter requires that our board of directors be divided into three classes that are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until their successors are elected and qualified. Class 1 directors, if re-elected, will serve until 2012, Class 2 directors will serve until 2010, and the Class 3 directors will serve until 2011 (in each case the length of term being reducible to reflect the schedule of the annual meeting of shareholders).

  What happens if a nominee refuses or is unable to stand for election?

        The board may reduce the number of seats on the board or designate a replacement nominee. If the board designates a replacement nominee, shares represented by proxy will be voted "FOR" the replacement nominee. The board presently has no knowledge that any of the nominees will refuse, or be unable, to serve.

  Must directors and nominees attend our annual meeting?

        It is our policy that the directors and nominees for election as director are not required to attend the annual meeting. Mr. Boggs and Chairman McCabe attended the 2008 annual meeting of shareholders.

  Who are the board nominees?

        Information regarding each of the nominees is provided below, including name, age, principal occupation during the past five years, the year first elected as a director and the expiration date of such director's term. All of the nominees are presently directors.

        The following directors have been nominated to continue in office for a new term or until the election and qualification of their respective successors in office:

Information about Class 1 Director Nominees—Current Term Ending 2009

Name of Director	Age	Director Since	Principal Occupation Last Five Years
Lawrence A. Hough	64	February 2006	Since 2005, Mr. Hough has served as president and chief executive officer of Stuart Mill Capital, Inc, a Virginia-based management firm. From May 2004 until January 2005, when SynXis Corporation was acquired by Sabre, Inc., a worldwide leader in electronic network and travel services, Mr. Hough served as chief executive officer of SynXis, a provider of distribution technology services for the hotel industry. From January 2004 until May 2004, Mr. Hough served as chairman of SynXis' board of directors. Mr. Hough served as a member of the board of directors of Navigant from 2001 until 2003. Mr. Hough served as Vice Chairman and CEO of SatoTravel from 1999 - 2001 when SatoTravel was acquired by Navigant International, Inc. Mr. Hough has served on the board of directors of GeoEye, Inc., provider of imagery, imagery information products and image processing services, since 2004.
Robert A. McCabe, Jr.	58	May 2004	Since 2000, Mr. McCabe has served as chairman of the board of directors of Pinnacle Financial Partners, Inc., a bank headquartered in Nashville, Tennessee. Mr. McCabe served as the vice chairman for First American Corporation until its merger with AmSouth Bank Corporation in 1999. In addition to his banking experience with First American, Mr. McCabe serves as a director of National Health Investors, Inc. of Murfreesboro, Tennessee, a real estate investment trust which invests in income-producing health care properties primarily in the long-term care industry.

Name of Director	Age	Director Since	Principal Occupation Last Five Years
John D. Schneider	55	February 2006	Since 1986, Mr. Schneider has served as vice chairman of the board of directors and chief executive officer of Bankers' Bancorp Inc., a bank holding company headquartered in Springfield, Illinois. He also serves in the following capacities of its subsidiaries: vice chairman of the board of directors and chief executive officer of Independent Bankers' Bank; chairman of Bankers' Bank Service Corporation; and president, chief executive officer and a director of Bankers' Bank Insurance Services, Inc. Mr. Schneider has served as chief executive officer of each of Bankers' Bancorp Inc. and Independent Bankers' Bank for more than 22 years. Mr. Schneider is also a director of Sullivan Bancshares, Inc. and First National Bank of Sullivan (Sullivan, Illinois), The Trust Company (San Antonio, Texas), Banc Investment Services (St. Louis, Missouri), and Banker's BancSecurities, Inc. (St. Louis, Missouri).

        The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office:

Information about Class 2 Continuing Directors—Current Term Ending 2010

Name of Nominee	Age	Director Since	Principal Occupation Last Five Years
G. Lynn Boggs	53	December 2005	In May 2008, Mr. Boggs was appointed as our president. Mr. Boggs has been our chief executive officer since December 2005 when we merged with Captiva Solutions, LLC, a company for which Mr. Boggs served as chief executive officer. Before founding Captiva in March 2005, Mr. Boggs served as president and chief operating officer of InterCept, Inc. (a provider of technology products and services for financial institutions) from February 2002 until March 2005. Before that, Mr. Boggs served as the chief executive officer of Towne Services, Inc. (a provider of services and products that process sales and payment information and related financing transactions for small and mid-sized retail and commercial businesses and banks, which we acquired in 2001) from February 2000 until August 2001.

Information about Class 3 Continuing Directors—Current Term Ending 2011

Name of Director	Age	Director Since	Principal Occupation Last Five Years
Bill Mathis	59	February 2007	From May of 2000 to the present, Mr. Mathis has served as Executive Vice President for MasterCard Worldwide, where he is responsible for Business Development.
Beck A. Taylor	39	April 2007	Dr. Taylor is Dean and Professor of Economics for the Brock School of Business at Samford University. He joined Samford University in August 2005. From August of 1997 to July of 2005, Dr. Taylor was Associate Dean for Research and Faculty Development and W.H. Smith Professor of Economics for the Hankamer School of Business at Baylor University. Since June of 2000, he has also served as Vice President of AgriFocus, Inc., a provider of management consulting services.

  Board Independence

        Five of our current six directors, i.e., all of the non-management directors, are independent as defined under the National Association of Securities Dealers, Inc. ("NASD") Rule 4200(a)(15). David Ingram, who did not stand for reelection at our 2008 annual meeting, was also independent during his time on the board. In concluding that these individuals are independent, our board considered Mr. McCabe's position as chairman of the board of directors and large shareholder of Pinnacle Financial Partners, Inc. and Mr. Schneider's position as chief executive officer of the Independent Bankers Bank, or IBB. We provide ACH and remote capture processing services to Pinnacle. During fiscal year 2008, we billed approximately $207,000 for our provision of ACH and remote capture processing services to Pinnacle. During fiscal year 2008, we signed a contract with IBB for the provision of our OnX imagine exchange product that called for one-time payments of approximately $170,000, of which we billed approximately $89,000 in 2008. Both of these transactions were made on terms that were no more favorable than those we make available to unaffiliated third parties. Our non-management directors meet in executive sessions, without management present, on a regular basis.

  Board Committees

        The board of directors has established an audit committee, a compensation committee and a governance / nominating committee.

        Audit Committee.    We have established a separately-designated standing audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit committee supervises matters relating to the audit function, reviews our quarterly reports, and reviews and approves the annual report of our independent registered public accounting firm. The audit committee also has oversight with respect to our financial reporting, including the annual and other reports filed with the SEC and the annual report to the shareholders. The current members of the audit committee are: Mr. Hough, Mr. McCabe (Chairman), and Mr. Taylor. The board of directors, in its business judgment, has determined that each of the audit committee members is an independent director both under the NASD general independence rule (Rule 4200(a)(15)) and under NASD Rule 4350(d)(2)(A) regarding heightened independence standards for audit committee members. The board has determined that Mr. McCabe qualifies as an "audit committee financial expert" as described in NASD Rule 4350(d)(2)(A). There were five meetings of the audit committee during 2008. The audit committee has adopted a written charter, which is available on our corporate website at www.goldleaf.com.

        Compensation Committee.    The compensation committee is responsible for: (1) establishing compensation programs for our chief executive officer and other executive officers that are designed to attract, motivate and retain key senior officers responsible for our success; (2) administering and maintaining those programs in a manner that will benefit the long-term interests of our shareholders and us; (3) determining the salary, bonus, stock option and other compensation of our employees and executive officers; and (4) setting goals and standards for hiring, compensating and retaining employees. To assist the compensation committee in discharging its responsibilities, the committee retained an independent consultant, Matthews, Young & Associates, Inc. In its deliberations, the compensation committee meets with the chief executive officer, as appropriate, to discuss compensation priorities for the company. The current members of the compensation committee are: Mr. McCabe, Mr. Schneider (Chairman), and Mr. Taylor. There were seven meetings of the compensation committee during 2008. The compensation committee has adopted a written charter, which is available on our corporate website at www.goldleaf.com.

        Governance / Nominating Committee.    The governance / nominating committee's responsibilities include: (1) identifying individuals qualified to become members of the board of directors and recommending such individuals to the board of directors for election to the board of directors; and (2) developing and recommending to the board of directors corporate governance principles applicable to the company. The current members of our governance / nominating committee are Mr. Mathis (Chairman) and Mr. Schneider. These directors are independent as defined under the National Association of Securities Dealers, Inc. ("NASD") Rule 4200(a)(15). The governance / nominating committee has adopted a written charter, which is available on our corporate website at www.goldleaf.com.

        The governance / nominating committee's policy provides that any nominee that it recommends for a position on our board must possess high standards of personal and professional integrity, have demonstrated business judgment and possess such other characteristics as the committee deems appropriate to demonstrate that the nominee would be effective, in conjunction with the other directors and nominees for director, in serving the best interests of our shareholders. The governance / nominating committee's assessment of existing directors and new director nominees includes issues of diversity, age, contribution to the meetings, the ability to work with other directors and the board's current needs. The committee may solicit recommendations for director nominees from other directors, our executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the committee typically reviews and evaluates the qualifications of any proposed director and conducts inquiries into his or her background to the extent that the committee deems appropriate under the circumstances.

        The governance / nominating committee will review and evaluate the qualifications of any candidates who have been recommended by our shareholders in compliance with the policies described above. Any shareholder wishing to recommend a candidate for nomination should forward such recommendation in writing to the company c/o Scot Kees, Senior Vice President, Secretary and General Counsel, 350 Technology Parkway, Suite 200, Norcross, Georgia 30092. All proposed directors will be evaluated in the same manner, regardless of the source of the initial recommendation. We have not historically paid a fee to any third party for identifying or evaluating potential nominees, although the governance / nominating committee has the ability to engage such third parties under its charter. There were three meetings of the governance / nominating committee in 2008 and our full board also discussed the composition of our board during several meetings throughout the year.

  How often did the board of directors meet during 2008?

        The board of directors met nine times in 2008.

  What is the board's recommendation with respect to the re-election of the Class 1 Directors?

        The individuals nominated for election as directors in accordance with our bylaws who receive the highest number of "FOR" votes cast (either in person at the annual meeting or by proxy) will be elected. The board of directors unanimously recommends a vote "FOR" the re-election of each of the Class 1 Directors listed above.

PROPOSAL 2

APPROVING THE AMENDED AND RESTATED GOLDLEAF FINANCIAL
SOLUTIONS, INC. 2005 LONG-TERM EQUITY INCENTIVE PLAN

  What is the purpose of amending and restating the 2005 Plan?

        The proposed amendment to the 2005 Plan would increase the maximum number of shares subject to the 2005 Plan during 2009 by 400,000. The proposed amendment would also increase the percentage by which the maximum number of shares available under the 2005 Plan may automatically increase each year, as follows. The 2005 Plan currently provides that on each January 1, the number of shares available under the plan will increase to a number equal to 13.2% of the total number of shares of stock outstanding on the last day of the immediately preceding fiscal year, unless our compensation committee decides on a lesser increase. The proposed amendment would increase this percentage to 15.3%. Finally, the proposed amendment would increase the maximum number of shares which could become available under the 2005 Plan through automatic increases to 3,900,000, from a previous maximum of 3,500,000. The restatement of the 2005 Plan will incorporate this amendment, as well as the first amendment, which was adopted in 2006, and the second amendment, which was adopted in 2007.

  Why is the company proposing the amendment and restatement of the 2005 Plan?

        We believe that equity incentives are a crucial component of compensation necessary to recruit and retain key employees and consultants. In the past several years our board, through its compensation committee, has been unable to provide the level of equity incentives suggested by its independent compensation advisor and the level deemed appropriate by it because of a lack of availability under the 2005 Plan. This problem has been exacerbated by the number of outstanding grants that are substantially out-of-the-money (in other words, that have an exercise price substantially higher than the current market price for our stock).

        In addition, some shareholders have expressed to the board a desire to more closely align the interests of management with the interests of shareholders through increased management equity participation, which currently cannot be facilitated through grants under the 2005 Plan. The board continues to believe it is crucial to retain and incentivize key employees through compensation, including equity compensation, and is proposing the amendment in order to have greater flexibility in meeting this goal.

        As of April 16, 2009, we had an aggregate of approximately 3,604,211 options and 270,000 shares of restricted stock outstanding under all of our shareholder equity plans. Based upon a closing price of $0.72 per share on April 16, 2009, only 40,000 options, or substantially less than 1% of our outstanding shares, were in-the-money options. The following table shows the current range of exercise price compared to our current market price:

Option exercise price	Number of outstanding options	Percentage of total outstanding options	Percentage of total outstanding shares
<$2.00	240,000	9%	1.2%
$2.00 - $4.00	716,460	27%	3.7%
>$4.00	2,647,751	64%	13.6%

        We believe that the substantial number of options that currently are out-of-the-money by a significant amount are not serving to achieve our retention and incentive goals. We are proposing the amendment in order to have the flexibility to grant additional equity incentives to assist in achieving these goals.

  Where can I obtain a copy of the proposed Amended and Restated Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan?

        A copy of the Amended and Restated Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan is attached to this proxy statement as Annex A. A copy of the Amended and Restated Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan also may be obtained by writing to Goldleaf Financial Solutions, Inc., 350 Technology Parkway, Suite 200, Norcross, Georgia 30092, Attn: Scot Kees, Senior Vice President, Secretary and General Counsel. The descriptions of the material terms of the 2005 Plan, and the proposed amendment and restatement of the 2005 Plan are qualified in their entirety by reference to the terms of the Amended and Restated Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan.

  What is the purpose of the 2005 Plan and who is eligible to receive stock options and restricted stock under the 2005 Plan?

        The purpose of the 2005 Plan is to give the company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide the company and its subsidiaries and affiliates with a stock option and restricted stock plan providing incentives directly linked to our retention goals and/or operational and equity value goals. All directors, officers, employees and other service providers to the company and its subsidiaries and affiliates are eligible to participate in the 2005 Plan.

  How is the 2005 Plan administered?

        The 2005 Plan is administered by the compensation committee of the board. The compensation committee is authorized to delegate certain administrative responsibilities to individuals selected by it in its discretion. The compensation committee will determine the eligible individuals to whom grants will be made and the time or times at which awards will be granted, the number of shares subject to awards to be granted to any eligible individual, the duration of any award cycle, and any other terms and conditions of the grant, in addition to those contained in the 2005 Plan. Each grant under the 2005 Plan will be confirmed by and subject to the terms of an award agreement.

  How many shares of company stock may be issued under the 2005 Plan?

        As of the date of this proxy, the maximum number of shares of common stock that may be delivered to participants and their beneficiaries under the existing 2005 Plan is 2,530,279. The proposed amendment of the 2005 Plan will increase this number to 2,930,279 shares for the remainder of 2009. The 2005 Plan already provides for annual increases each fiscal year, but the increase provided for in the proposed amendment will raise the number of available shares under the 2005 Plan by 400,000 immediately. If any award granted under the 2005 Plan is forfeited, or if any option terminates, expires or lapses without being exercised, shares of common stock subject to such awards will again be available for distribution in connection with awards under the 2005 Plan.

  What is the current market value of the company stock that could be issued under the 2005 Plan if the Amended and Restated Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan is approved?

        The market value of the company common stock that is currently reserved for issuance under the 2005 Plan, based upon a closing price of $0.72 per share on April 16, 2009, was $1,821,801. The proposed amendment would increase this amount to $2,109,801 for the remainder of 2009, and will increase the total potential value of the 2005 Plan by raising the ultimate cap to 3,900,000 shares, or a value of $2,808,000 as of April 16, 2009.

  How are grants made under the 2005 Plan?

        The 2005 Plan authorizes the compensation committee to make grants, including grants of stock options and restricted stock, to individuals with such restrictions and vesting requirements as the compensation committee may designate. Stock options may be "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code) or nonqualified stock options, as designated by the compensation committee and specified in the option agreement setting forth the terms and provisions of the options. The term of each stock option will be fixed by the compensation committee but no incentive stock option may be exercised more than 10 years after the date it is granted. The exercise price per share of common stock purchasable under a stock option will be determined by the compensation committee but, except in the case of stock options granted in lieu of foregone compensation, may not be less than the fair market value of the common stock on the date of grant.

        Except as otherwise provided in the 2005 Plan, stock options will be exercisable at the time or times and subject to the terms and conditions determined by the compensation committee, and the compensation committee may at any time accelerate the exercisability of a stock option. A participant exercising an option may pay the exercise price in cash or, if approved by the compensation committee, with previously acquired shares of common stock or a combination of cash and stock. The compensation committee, in its discretion, may allow the cashless exercise of options through the use of a broker-dealer, to the extent permitted by applicable law, or for payment of the exercise price by withholding from the shares issuable upon exercise a number of shares having a fair market value on the date of exercise equal to the aggregate exercise price.

  May stock options, restricted stock and other grants granted under the 2005 Plan be transferred?

        Stock options, restricted stock and other grants granted under the 2005 Plan are nontransferable other than by will or the laws of descent and distribution. However, in the discretion of the committee, nonqualified stock options may be transferred as expressly permitted by the committee, including to members of the holder's immediate family. The transfer may be made directly or indirectly or by means of a trust or partnership or otherwise. Stock options may be exercised only by the initial holder, any such permitted transferee or a guardian, legal representative or beneficiary.

  What happens to stock options, restricted stock and other grants granted under the 2005 Plan in the event that the company undergoes a change of control?

        Unless provided otherwise by the committee, in the event of a change in control (as defined in the 2005 Plan), any option or stock appreciation right that is not then exercisable and vested will become fully exercisable and vested, any restrictions on shares of restricted stock will lapse, and performance units will be deemed earned and payable in full in cash.

  How is the 2005 Plan amended and terminated?

        The board of directors may at any time amend, alter, or discontinue the 2005 Plan but may not impair the rights of a holder of outstanding stock options or restricted stock without the holder's consent except for an amendment made to comply with applicable law, stock exchange rules or accounting rules. No amendment may be made without the approval of the company's shareholders to the extent such approval is required by applicable law or stock exchange rules. The compensation committee may amend the terms of any outstanding stock option or restricted stock grant but no such amendment may cause a "qualified performance-based award" to cease to qualify for the Section 162(m) exemption or impair the rights of any holder without the holder's consent except an amendment made to cause the 2005 Plan or award to comply with applicable law, stock exchange rules or accounting rules. The compensation committee's authority to amend any award is subject to the condition that the compensation committee may not cause any such award to cease to qualify as a "qualified performance-based award."

        In 2006, we adopted the first amendment to the 2005 Plan. The first amendment established a rule that no plan participant could receive awards covering shares in excess of 900,000 shares in any given calendar year, and gave the compensation committee discretion to make appropriate adjustments in the event of a corporate transaction such as stock split.

        In 2007, we adopted the second amendment to the 2005 Plan. The second amendment provided for an automatic increase in the number of shares subject to the 2005 Plan such that the total number of shares subject to the 2005 Plan would equal 13.2% of our outstanding capitalization, up to a maximum of 3,500,000 shares. The second amendment also clarified the effect of a change of control on grants under the 2005 Plan.

  What are the Federal income tax consequences associated with stock options?

        The following is a summary of the federal income tax rules relevant to participants in the 2005 Plan who receive options, based upon the Internal Revenue Code as currently in effect. These rules are highly technical and subject to change in the future. The following summary relates only to the federal income tax treatment of the awards and the state, local and foreign tax consequences may be substantially different. Stock options granted under the 2005 Plan may be either nonqualified options or incentive options for federal income tax purposes.

        Nonqualified Options.    Generally, the optionee does not recognize any taxable income at the time of grant of a nonqualified option. Upon the exercise of the nonqualified option the optionee will recognize ordinary income, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, and will be subject to wage and employment tax withholding. The company will generally be entitled to a deduction equal to such ordinary income at the time that the employee recognizes such income. The optionee will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the common stock on the date of exercise. The capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after the exercise date. The company will not be entitled to a deduction for any capital gain realized. Capital losses on the sale of common stock acquired upon an option's exercise may be used to offset capital gains.

        Incentive Stock Options.    Generally, the optionee will not recognize any taxable income at the time of grant or exercise of an option that qualifies as an incentive option under Section 422 of the Internal Revenue Code. However, the excess of the stock's fair market value at the time of exercise over the exercise price will be included in the optionee's alternative minimum taxable income and thereby may cause the optionee to be subject to an alternative minimum tax. The optionee will recognize long-term capital gain or loss, measured by the difference between the stock sale price and the exercise price, when the shares are sold.

        In order to qualify for the incentive option tax treatment described in the preceding paragraph, the optionee must be employed by the company continuously from the time of the option's grant until three months before the option's exercise and the optionee must not sell the shares until more than one year after the option's exercise date and more than two years after its grant date. If the optionee does not satisfy these conditions, the optionee will recognize taxable ordinary income when the optionee sells the shares in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the exercise date and (ii) the sale price. If the sale price exceeds the fair market value on the exercise date, the excess will be taxable to the optionee as long-term or short-term capital gain depending on whether the optionee held the stock for more than one year. Notwithstanding the foregoing, incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value of stock (determined as of the date of grant) with respect to which the options are first exercisable during any calendar year exceeds $100,000. The company will not be entitled to any deduction by reason of the grant or exercise of the incentive option or the sale of stock received upon exercise after the required holding periods have been satisfied. If the optionee does not satisfy the required holding periods before selling the shares and consequently recognizes ordinary income, the company will be allowed a deduction corresponding to the optionee's ordinary income.

        Withholding Taxes.    Because the amount of ordinary income the optionee recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, the company may require the optionee to pay the amount required to be withheld by the company before delivering to the individual any shares or other payment to be received under the 2005 Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the individual.

  What consideration will be received by the company in exchange for the options and restricted stock?

        The amount of consideration received in exchange for the options and restricted stock will be determined by the compensation committee, but in most cases options and restricted stock will be given in exchange for services rendered by employees.

  What portion of our outstanding stock options were granted under plans approved by shareholders?

        We currently have stock options outstanding under seven separate stock option plans, including plans inherited through our merger and acquisition activities. In addition to the 2005 Plan, we also have the Private Business, Inc. 2004 Equity Incentive Plan (the "2004 Plan"), the Private Business, Inc. 1999 Amended and Restated Stock Option Plan (the "1999 Plan"), the Towne Services 1996 Stock Option Plan, the Towne Services, Inc. 1998 Stock Option Plan, the Towne Services, Inc. Director Stock Option Plan and the Towne Services Non-Qualified Stock Option Plan. We also have options outstanding under individual stock option grants that are not governed by the terms of a stock option plan but that were made pursuant to a single form of option grant (we refer to those grants as the "1994 Plan"). The Company ceased making additional grants related to Towne Services stock option plans and no future stock options will be granted under these plans. As of December 31, 2008, there were 7,252 stock options issued and outstanding under the Towne Services plans; 2,164,162 stock options issued and outstanding under the 2005 Plan; 83,600 stock options issued and outstanding under the 2004 Plan; 258,343 stock options issued and outstanding under the 1999 Plan; and 88,511 options issued and outstanding under the 1994 Plan.

        The following table provides information about our equity compensation plans in effect as of December 31, 2008, aggregated for two categories of plans, those approved by shareholders and those not approved by shareholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	2,601,868	$5.20	64,595
Equity compensation plans not approved by shareholders	—	$—	—

Total equity compensation plans	2,601,868	$5.20	64,595

  What is the board's recommendation with respect to the approval of the Amended and Restated Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan?

        The board of directors unanimously recommends a vote "FOR" the approval of the Amended and Restated Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan.

EXECUTIVE OFFICERS

  Who are our executive officers?

        The following table sets forth certain information concerning the executive officers of the company as of April 16, 2009.

Name	Age	Positions
G. Lynn Boggs	53	Chief Executive Officer and President
Henry M. Baroco	65	President—RMSA Division
Dan Owens	38	Chief Financial Officer
Brian Geisel	48	Executive Vice President—Goldleaf Enterprise Payments
David Peterson	48	Executive Vice President—Goldleaf Payment Solutions
W. Todd Shiver	44	Executive Vice President—Sales & Marketing
Matthew W. Pribus	44	Executive Vice President—Information Technology & Operations

        G. Lynn Boggs became our chief executive officer in December 2005 when we merged with Captiva Solutions, LLC, a company for which Mr. Boggs served as chief executive officer. Before founding Captiva in March 2005, Mr. Boggs served as president and chief operating officer of InterCept, Inc. (a provider of technology products and services for financial institutions) from February 2002 until March 2005. Before that, Mr. Boggs served as the chief executive officer of Towne Services, Inc. (which Goldleaf acquired in 2001) from February 2000 until August 2001.

        Henry M. Baroco.    Mr. Baroco served as our president and chief operating officer from December 2005 until April 22, 2008, when he became president of our RMSA division. From January 2003 to December 2005, Mr. Baroco served as our chief executive officer.

        Dan Owens serves as our chief financial officer, a position he assumed on August 7, 2008. Prior to that role, Mr. Owens served as our chief accounting officer from May 7, 2008 and as our senior vice president—finance from December 2007, when he joined our company. Prior to that time, he served as vice president—finance at ARRIS Group, Inc. from 2005 to 2007 and as vice president—finance at InterCept, Inc. from 1999 to 2005. Mr. Owens began his career in public accounting at Ernst & Young LLP.

        Brian Geisel currently serves as our executive vice president—Goldleaf Enterprise Payments, a position he assumed when we acquired Alogent Corporation, a provider of enterprise deposit automation technologies for global financial institutions, in January of 2008. Before we acquired Alogent, Mr. Geisel served as that company's chief executive officer since its founding in 1995.

        David Peterson became one of our executive vice presidents in February of 2006, in connection with our acquisition of Goldleaf Technologies, Inc., a provider of ACH origination and processing, Remote Capture/Deposit processing, and website design and hosting to over 2,500 financial institutions. Mr. Peterson is currently in charge of Goldleaf Payment Solutions. Prior to joining us, Mr. Peterson had served as an executive vice president of Goldleaf Technologies, Inc. since July of 2001.

        W. Todd Shiver became one of our executive vice presidents on December 9, 2005, and is currently in charge of sales and marketing. Mr. Shiver served as senior vice president of Captiva from April 2005 until he joined us. Mr. Shiver served as senior vice president of client services for Fidelity Information Services, a financial institution sales and services company, from November 2004 until April 2005. Mr. Shiver also served as the vice president of east sales for InterCept, Inc. from December 2001 until November 2004. Mr. Shiver served as senior vice president—national sales manager of Netzee, Inc., a provider of internet banking services, from May 2001 to November 2001.

        Matthew W. Pribus became our executive vice president of information technology and operations on December 9, 2005. Mr. Pribus served as senior vice president of operations for Captiva from May 2005 until he joined us. Mr. Pribus also served as the senior vice president of operations for InterCept, Inc. from September 2000 until May 2005

 COMPENSATION OF EXECUTIVE OFFICERS

  How much compensation did we pay our named executive officers?

        The following table sets forth information concerning total compensation paid or earned during the 2008 and 2007 fiscal years for the persons who served during 2008 as (1) our chief executive officer and (2) as our two most highly compensated executive officers other than our chief executive officer, who we will collectively refer to as the "named executive officers."

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(i)		(j)
G. Lynn Boggs	2008	533,000	215,000	(2)	6,848	238,131	157,235	82,890	(3)	1,233,104
CEO	2007	533,000	—		—	69,616	33,000	74,219	(4)	709,835
Dan Owens	2008	215,000	80,900	(6)	3,424	21,422	34,000	—		354,746
CFO(5)	2007	8,333	—		—		—	—		8,333
Brian Geisel	2008	304,724	—		5,136	23,127	117,867	—		450,854
EVP(7)	2007	—	—		—		—	—		—

(1)
Valuations of option and restricted stock awards are made with the assumptions discussed in Notes 1 and 15 of the company's annual report of Form 10-K filed with the SEC on March 31, 2009.

(2)
Represents bonuses related to the closing of the Alogent acquisition and its related integration.

(3)
This amount represents $32,500 in board fees, $32,500 in the form of a club membership deposit that we are transferring as taxable compensation to Mr. Boggs in monthly installments, and the taxable portion of personal mileage use for Mr. Boggs company car and insurance premiums.

(4)
This amount represents club dues through April of 2007, $34,000 in board fees, $21,667 in the form of a club membership deposit that we are transferring as taxable compensation to Mr. Boggs in monthly installments, and insurance premiums.

(5)
Mr. Owens joined our company in December 2007.

(6)
Represents a signing bonus of $25,000 paid in January 2008, an Alogent integration bonus of $25,000, a performance bonus of $25,000 paid in August 2008, and a hardship bonus of $5,900 paid to Mr. Owens related to the amount of travel that was required of him during the first half of 2008.

(7)
Mr. Geisel joined our company by virtue of our acquisition of Alogent on January 17, 2008.

  Is the company a party to any key employment agreements?

        Yes, the company has entered into the following employment agreements with its named executive officers.

  Employment Agreement with Lynn Boggs

        Effective December 9, 2005, we entered into an employment agreement with Mr. Boggs, our chief executive officer, which we amended on May 10, 2007. As amended, Mr. Boggs' agreement provides for an annual base salary of not less than $533,000 and allows Mr. Boggs to participate in management incentive programs established by the company. The employment agreement has an initial term of two years from December 9, 2005, which term is extended automatically each day for an additional day so that the remaining term will continually be two years, until such time as either party gives notice to fix the term to a finite term of two years, commencing on the date of such written notice.

  Employment Agreement with Brian Geisel

        On January 17, 2008, we assumed Mr. Geisel's employment agreement with Alogent, originally dated April 25, 2005. Upon assumption of his agreement, we continued to pay Mr. Geisel his annual base salary of $305,000 and he is to be eligible for an incentive bonus equal to 40% of his base salary upon completion of certain performance criteria mutually established by us and Mr. Geisel. Although Mr. Geisel's employment agreement did not originally have a fixed term, because our acquisition of Alogent constituted a change of control under his agreement, the term of Mr. Geisel's employment agreement became fixed at 24 months, or until January 17, 2010.

  How does the Company determine equity and non-equity incentive awards?

        The compensation committee made ordinary course grants of options and restricted stock to our named executives in 2008 in light of the overall compensation objectives of the company, by reference to comparative compensation levels and by reference to the recommendation of a compensation consultant previously engaged by the committee. Additionally, Mr. Geisel and Mr. Owens each received option grants in connection with offer letters made to each of them in connection with the beginning of their employment relationship with our company.

        With regard to our non-equity incentive compensation program, the company achieved the EBITDAS target for fiscal year 2008, but not the revenue target, as described in the non-equity incentive plan set forth in our proxy to shareholder for our 2008 annual meeting of shareholders. As such, the payments made to Mr. Boggs and Mr. Owens represent approximately 60% of their target bonus level. Mr. Geisel's non-equity incentive plan was set forth in his offer letter from our company based on the achievement of certain performance targets in the Goldleaf Enterprise Payments division. Pursuant to that offer letter, we paid Mr. Geisel substantially all of his target bonus.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
G. Lynn Boggs,	—	75,000	(1)	—	2.50	03/05/2018	20,000	(3)	15,000	—	—
CEO	66,666	133,334	(2)	—	5.27	08/09/2017
	75,000	—		—	5.49	11/08/2016
	155,942	—		—	6.60	10/20/2015
	21	—		—	91.97	11/15/2009
Dan Owens	—	75,000	(4)	—	$1.38	01/07/2018	10,000	(6)	7,400	—	—
CFO	—	75,000	(5)	—	$1.55	08/07/2018
Brian Geisel	—	90,000	(7)	—	$2.60	02/22/2018	15,000	(8)	11,100	—	—
EVP

(1)
Option vested as to 1/4 of the underlying shares (or 18,750 underlying shares) on March 5, 2009, and will vest 1/4 on March 5, 2010, 1/4 on March 5, 2011, and 1/4 on March 5, 2012.

(2)
Option will vest as to 66,666 underlying shares on August 9, 2009 and as to 66,667 underlying shares on August 9, 2010.

(3)
Grant of restricted stock was earned as of December 31, 2008. The grant vested 1/3 on April 10, 2009 and will vest in additional 1/3 increments on April 10, 2010 and April 10, 2011.

(4)
Option vested as to 1/3 of the underlying shares (or 25,000) on January 7, 2009, and will vest as to 1/3 of the underlying shares on January 7, 2010, and 1/3 on January 7, 2011.

(5)
Option will vest 1/4 on August 7, 2009, 1/4 on August 7, 2010, 1/4 on August 7, 2011, and 1/4 on August 7, 2012.

(6)
Grant of restricted stock was earned as of December 31, 2008. The grant vested 1/3 on April 10, 2009 and will vest in additional 1/3 increments on April 10, 2010 and April 10, 2011.

(7)
Option vested as to 1/4 of the underlying shares (or 22,500 underlying shares) on February 22, 2009, and will vest as to 1/4 of the underlying shares on February 22, 2010, 1/4 on February 22, 2011, and 1/4 on February 22, 2012

(8)
Grant of restricted stock was earned as of December 31, 2008. The grant vested 1/3 on April 10, 2009 and will vest in additional 1/3 increments on April 10, 2010 and April 10, 2011.

  How much compensation did we pay our directors during 2008?

Director Compensation(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Robert A. McCabe	63,000	—	7,164	—	—	—	70,164
John. D. Schneider, Jr.	52,000	—	7,164	—	—	—	59,164
Lawrence A. Hough	42,000	—	7,164	—	—	—	49,164
Bill Mathis	35,500	—	7,164	—	—	—	42,664
Beck Taylor	48,500	—	7,164	—	—	—	55,664
David Ingram	22,500	—	—	—	—	—	22,500

(1)
Director fees paid to Mr. Boggs are disclosed in the Summary Compensation Table on page 19.

        In 2008, directors received an annual fee of $25,000 and an annual award of an option to purchase 5,000 shares at the per share NASDAQ closing price on the date of the grant. The $25,000 fee was payable in equal quarterly installments. The option award was made during the first regularly-scheduled board meeting of that year and vested on December 31, 2008 for each director who remained on the board as of that date. Because Mr. Ingram did not stand for reelection during our annual shareholder's meeting, he forfeited his option grant. Each non-employee director also received an annual fee of $5,000 for each committee of the board upon which that director served. The chairman of the board of directors and audit committee each received a $5,000 fee for serving as chairman. The chairman of the compensation committee received $2,500 for serving as chairman, payable in full at the board meeting corresponding with the annual shareholder meeting. All directors received $1,000 for each board or committee meeting attended, whether in person or via telephone, except that if a meeting attended via telephone lasted less than 1.5 hours, the director only received $500. Directors were reimbursed for expenses incurred in connection with attendance at board and committee meetings.

  What payments would we owe to our named executive officers in the event of a termination or a change in control?

        We grant severance arrangements to our executive officers on a case-by-case basis. We believe that granting these arrangements to certain key employees is an important element in the retention of such employees.

  G. Lynn Boggs

        Pursuant to an employment agreement dated December 9, 2005, and amended on May 10, 2007, Mr. Boggs may be entitled to the following payments and benefits.

        If we terminate Mr. Boggs' employment without cause or Mr. Boggs terminates his employment with adequate justification, including following a change of control, then:

  •
  we must pay Mr. Boggs the sum of twice his then current base salary and twice his then current bonus (or the average bonus paid to him during the last three years, if greater) in a lump sum within fifteen (15) days of the termination;

  •
  we must provide benefits to Mr. Boggs and his dependents for 24 months following termination;

  •
  all of Mr. Boggs' outstanding incentive awards and stock options shall vest immediately; and

  •
  Mr. Boggs is entitled to a "gross-up" payment if any payment or benefit would be considered a payment of nonqualified deferred compensation or subject to excise tax under the Internal Revenue Code.

        We reduced Mr. Boggs' base salary in 2007 by $67,000. His base salary was unchanged in 2008. The compensation committee has determined to again leave his base salary unchanged in 2009 and continue payment of his board fees in lieu of a salary increase that would increase the amount of the termination payments. The payments and benefits described above are subject to the following conditions contained in Mr. Boggs' employment agreement: (1) Mr. Boggs shall not use, disclose or divulge any trade secrets so long as that information constitutes a "trade secret" under applicable law; (2) Mr. Boggs shall not disclose any confidential business information at any time and for one year following the last date of employment; (3) Mr. Boggs shall not disparage us, our officers, directors, employees, or customers; and (4) if Mr. Boggs is terminated for cause, without cause, or if he resigns with adequate justification and provided that we pay one year's base salary and one year's bonus within 15 days of termination as consideration, then for 24 months Mr. Boggs may not own or hold a proprietary interest in a competitor or divert, solicit or appropriate for a competitor any person that was our customer or prospective customer of the company or solicit any of our employees or consultants. The provision of benefits to Mr. Boggs described above would be reduced to the extent that he is subsequently employed by an employer who grants him similar benefits.

  Dan Owens

        Mr. Owens is a party to a severance pay agreement with us dated April 18, 2007 that provides that if, within twelve months following a change in control, we terminate Mr. Owens or Mr. Owens resigns with at least 90 days prior written notice, we will pay Mr. Owens a lump sum equal to his then current annual base salary.

  Brian Geisel

        We assumed Mr. Geisel's employment agreement, with certain modifications, when we acquired Alogent on January 17, 2008. Under the terms of his employment agreement, if Mr. Geisel dies, becomes disabled, quits for good reason, or is terminated without cause on or before January 17, 2010, Mr. Geisel is entitled to separation payments equal to 18 months of his base salary (to be paid over 18 months) and 100% of his target bonus for the year in which the separation occurs (to be paid within 30 days of year-end for the applicable fiscal year).

        In exchange for these separation payments from our company, Mr. Geisel would be required to keep our proprietary information confidential and to refrain from soliciting our employees and customers for a period of one year following the date of his separation.

Code of Ethics for Executive Officers

        We have a code of ethics for our executive officers, a copy of which is available on our corporate website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Services Provided to Pinnacle Financial Partners, Inc.

        Robert A. McCabe, Jr., one of our directors, also serves as chairman of the board of directors of Pinnacle Financial Partners, Inc., a bank headquartered in Nashville, Tennessee. We provide ACH and remote capture processing services to Pinnacle. During fiscal year 2008, we billed approximately $207,000 for our provision of ACH and remote capture processing services to Pinnacle. This transaction was made on terms that were no more favorable than those we make available to unaffiliated third parties.

Services Provided to the Independent Bankers' Bank

        John D. Schneider, one of our directors, also serves as the chief executive officer of the Independent Bankers' Bank, or IBB, a correspondent bank headquartered in Springfield, Illinois. During fiscal year 2008, we signed a contract with IBB for the provision of our OnX image exchange product that called for one-time payments of approximately $170,000, of which we billed approximately $89,000 in 2008. This transaction was made on terms that were no more favorable than those we make available to unaffiliated third parties.

Acquisition of Alogent

        On January 17, 2008, we acquired Alogent Corporation by merger of one of our wholly-owned subsidiaries with and into Alogent (the "Merger"). The total consideration for the acquisition was approximately $43.7 million. Mr. Geisel was a major shareholder and the chief executive officer of Alogent, and became one of our executive vice presidents on the effective date of the Merger. In consideration for the Alogent shares owned by Mr. Geisel, Goldleaf issued to Mr. Geisel $12,769,143 in cash, 957,532 shares of Goldleaf Stock and two Convertible Notes in the aggregate principal amount of $3,547,413. Portions of these payments are currently held in an escrow account pursuant to the Agreement of Merger. The principal under the Convertible Notes is convertible, at any time and at the option of the holder, into shares of Goldleaf Stock at a conversion price of $4.50 per share (subject to adjustment as provided in the notes). The Convertible Notes have a 24-month term and a 7.0% annual interest rate payable quarterly in arrears.

COMPANY POLICY REGARDING RELATED PARTY TRANSACTIONS

        Goldleaf has a written policy that any transactions between Goldleaf and its officers, directors and affiliates will be on terms as favorable to Goldleaf as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by a majority of our independent directors or will be consistent with policies approved by our board of directors.

 AUDIT COMMITTEE REPORT

        The audit committee provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Goldleaf. Among other things, the audit committee reviews and discusses with management and with Goldleaf's independent registered public accounting firm the results of the year-end audit of Goldleaf, including the audit report and audited financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are "independent" directors and are qualified to serve on the audit committee pursuant to Rules 4200(a)(15) and 4350(d) of the NASD's listing standards. The audit committee has adopted a written amended and restated charter, which is available on our website at www.goldleaf.com.

        Management of the company is responsible for the preparation, presentation and integrity of our disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with United States generally accepted accounting principles.

        In connection with its review of Goldleaf's audited financial statements for the fiscal year ended December 31, 2008, the audit committee reviewed and discussed the audited financial statements with management and the independent registered public accounting firm, and discussed with our independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP ("Ernst & Young") required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding Ernst and Young's communications with the audit committee concerning their independence from Goldleaf and the audit committee discussed these matters with Ernst & Young. The audit committee has determined that the provision of non-audit services rendered by Ernst & Young to Goldleaf is compatible with maintaining the independence of Ernst & Young from Goldleaf, but the audit committee will periodically review the non-audit services rendered by Ernst & Young.

        Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with Standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with United States generally accepted accounting principles, or that our independent registered public accounting firm is in fact "independent."

        Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to Goldleaf's board of directors that the audited financial statements be included in Goldleaf's annual report on Form 10-K for its fiscal year ended December 31, 2008, for filing with the SEC.

        Audit Committee:

    Robert A. McCabe, Jr., Chairman
    Beck A. Taylor
    Lawrence A. Hough

The above audit committee report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Securities Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without our express written consent. The above audit committee report is not to be regarded as proxy soliciting material.

INDEPENDENT AUDITORS

  Who is our principal independent registered public accounting firm?

        We have selected Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for 2009. Ernst & Young also served as our independent registered public accounting firm for the years ended December 31, 2008 and December 31, 2007. As reported on April 20, 2007 on a current report on Form 8-K filed with the SEC, on April 19, 2007 Ernst & Young was appointed to serve as our independent registered public accounting firm for the year ended December 31, 2007 and Grant Thornton, LLP ("Grant Thornton") was dismissed as our independent registered public accounting firm on April 18, 2007. The decision to change independent registered public accounting firms was made by our audit committee. Representatives from Ernst & Young are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

        During the two most recent fiscal years, we did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or regarding any other matters or reportable events described under Item 304(a)(2) of Regulation S-K. During the two fiscal years preceding Grant Thornton's dismissal, there were no disagreements between Grant Thornton and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure within the meaning of Item 304(a)(1)(iv) of Regulation S-K. As reported in our annual report on Form 10-K for the period ended December 31, 2006, in connection with the completion of its audit of our financial statements for the year ended December 31, 2006, Grant Thornton determined, and we concurred, that we did not have sufficient accounting resources to ensure the appropriate identification and accounting for certain non-routine transactions in a timely manner, and that this constituted a material weakness in our internal controls. Our audit committee discussed this material weakness with Grant Thornton, and we have authorized Grant Thornton to respond fully to the inquiries of Ernst & Young with respect to the material weakness. Other than this material weakness, during the two most recent fiscal years and any subsequent interim period preceding the dismissal of Grant Thornton there have been no reportable events of the type listed in Item 304(a)(1)(v) of Regulation S-K.

        The audit reports of Grant Thornton on the consolidated financial statements of the company and subsidiaries for the two most recent fiscal years and any subsequent interim period preceding the dismissal of Grant Thornton did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. We have provided Grant Thornton with a copy of the foregoing disclosures.

  Fees to Independent Auditors

        For the fiscal year ended December 31, 2008, the total fees and expenses billed to the company by Ernst & Young were approximately $554,000, as follows:

        Audit Fees.    For the services rendered by Ernst & Young for the audit of our annual financial statements for the fiscal year ended December 31, 2008, and the reviews of the financial statements included in our Forms 10-Q for that fiscal year, Ernst & Young billed us aggregate fees of approximately $519,000 and expenses of approximately $6,000.

        Audit-Related Fees.    Ernst & Young billed us approximately $29,000 in relation the delivery of a valuation report on the Alogent acquisition and in relation to their reviews of certain materials filed in relation to our current reports on Form 8-K and accounting consultations.

        All Other Fees.    For the fiscal year ended December 31, 2008, Ernst & Young did not provide any other products or services to us.

        For the fiscal year ended December 31, 2007, the total fees and expenses billed to the company by Ernst & Young and Grant Thornton were approximately $727,615 and $26,000, respectively, as follows:

        Audit Fees.    For the services rendered by Ernst & Young for the audit of our annual financial statements for the fiscal year ended December 31, 2007, the audit of internal control over financial reporting as of December 31, 2007, and the review of the financial statements included in our Forms 10-Q for that year, Ernst & Young billed us aggregate fees of approximately $711,000 and expenses of approximately $1,815. For professional services rendered in connection with providing their consent to the incorporation by reference into our registration statement on Form S-8 filed in 2007 and our 10-K for the fiscal year ended December 31, 2006 of their report on our financial statements, Ernst & Young billed us fees of approximately $14,800. For professional services rendered by Grant Thornton, LLP for the consent to permit the inclusion of their report in our Form 10-K for the fiscal year ended December 31, 2007, Grant Thornton billed us $24,420 and expenses of $1,709.

        All Other Fees.    For the fiscal year ended December 31, 2007, Ernst & Young and Grant Thornton did not provide any other products or services to us.

PRE-APPROVAL POLICIES AND PROCEDURES

        All audit and non-audit services provided by our principal independent auditor are required to be pre-approved by the audit committee. In accordance with the charter of our audit committee and consistent with the policies of the SEC, all auditing services and all non-audit services to be provided to or for us by any independent auditor must be pre-approved by the audit committee. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor's independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality. All of the audit and non-audit services provided by Ernst & Young in fiscal years 2008 and 2007 were authorized and approved by the audit committee in compliance with these pre-approval policies and procedures.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of the registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the company believes that these persons complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 except that a transaction required to be reported by Todd Shiver on April 14, 2008 was filed one month late, a Form 3 required to be filed by David Peterson was filed twelve days late, a transaction required to be reported on Form 4 by Robert A. McCabe, Jr. on March 8 was filed two days late, and two transactions required to be reported by Matt Pribus on April 11, 2008 and on August 11, 2008 were not filed until April 2009.

 MISCELLANEOUS

        It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

Annex A

GOLDLEAF FINANCIAL SOLUTIONS, INC.

AMENDED AND RESTATED 2005 LONG-TERM EQUITY INCENTIVE PLAN

GOLDLEAF FINANCIAL SOLUTIONS, INC.
AMENDED AND RESTATED 2005 LONG-TERM EQUITY INCENTIVE PLAN

SECTION 1. GENERAL

        1.1    Purpose.     The AMENDED AND RESTATED GOLDLEAF FINANCIAL SOLUTIONS, INC. 2005 LONG-TERM EQUITY INCENTIVE PLAN ("Plan") has been established by GOLDLEAF FINANCIAL SOLUTIONS, INC. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate persons eligible to participate in the Plan, by means of appropriate incentives, to achieve long range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify the interests of persons eligible to participate in the Plan with those of the Company's other Shareholders by offering compensation that is based on the Company's common stock or contingent o n attaining certain performance goals and thereby promoting the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term Shareholder return.

        1.2    Participation.     Subject to the terms and conditions of the Plan, the Committee shall designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan and who will thereby become "Participants" in the Plan.

SECTION 2. DEFINED TERMS

        Capitalized words and phrases contained herein shall have the following meanings:

        2.1    Award.     The term "Award" shall mean any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Unit, or Performance Share granted under the Plan.

        2.2    Award Agreement.     The term "Award Agreement" shall mean any agreement executed by the Company pursuant to Subsection 5.8.

        2.3    Base Value.     The term "Base Value" shall mean the amount used to determine the value of Stock Appreciation Right granted hereunder which, unless otherwise determined by the Committee, shall equal the Fair Market Value of one share of Stock on the date a Stock Appreciation Right is granted.

        2.4    Board.     The term "Board" shall mean the Board of Directors of the Company.

        2.5    Change in Control.     Unless otherwise determined by the Committee and set forth in an applicable Award Agreement, the term "Change in Control" shall mean and shall be deemed to have occurred upon the first to occur of the following:

            (i)  The date that any one person, or more than one Person acting as a group, acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total voting power of the stock of Company; provided, however, if any one Person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not cause a Change in Control of the Company.

           (ii)  On the date that a majority of members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

          (iii)  On the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets, directly or indirectly, from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets owned,directly or indirectly, by the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets owned directly or indirectly by the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred under this Paragraph (iii) when there is a transfer to an entity that is controlled by the Shareholders immediately after the transfer. A transfer of assets by Company is not treated as a change in the ownership of such assets if the assets are transferred to (a) a Shareholder (immediately before the asset transfer) in exchange for or with respect to its stock in the Company, (b) an entity, fifty percent (50%) or more of the total voting power of which is owned, directly or indirectly, by the Company, (c) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total voting power of all the outstanding stock of the corporation, or (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in (d) of this Paragraph.

This definition of "Change in Control" is intended to be consistent with the phrase "change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation" as used in Section 409A(a)(2)(A)(v) of the Code and the Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent with such intent. Notwithstanding the foregoing, the ownership or acquisition by Lightyear PBI Holdings, LLC, The Lightyear Fund, L.P., or any of their affiliates, of greater than fifty percent (50%) or more of the total voting power of the stock of the Company shall not constitute a "Change in Control".

        2.6    Committee.     The "Committee" shall mean the committee selected by the Board to administer the Plan pursuant to Section 7. The Committee shall at all times consist of two or more persons, each of whom is a "non-employee director" within the meaning of 16b-3(b)(3) of the Exchange Act of 1934, as amended, and each of whom is an "outside director" within the meaning of Section 162(m) of the Code and the Regulations promulgated thereunder. If the Committee does not exist, the Board shall be considered the Committee and may take any action under the Plan that would otherwise be the responsibility of the Committee.

        2.7    Code.     The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

        2.8    Company.     The "Company" shall mean Goldleaf Financial Solutions, Inc., a Tennessee corporation.

        2.9    Detrimental Activity.     The term "Detrimental Activity" shall mean any of the following:

          (a)   the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company;

          (b)   the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material, relating to the business of the Company, acquired by the Participant either during or after employment with the Company;

          (c)   the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries;

          (d)   any activity that results in termination of the Participant's employment for cause;

          (e)   a violation of any rules, policies, procedures or guidelines of the Company;

          (f)    any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company;

          (g)   the Participant being convicted of, or entering a guilty plea with respect to, a felony or a crime involving financial impropriety or moral turpitude, whether or not connected with the Company; or

          (h)   any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

        2.10    Effective Date.     The "Effective Date" shall mean October 20, 2005, being the date this Plan is adopted by the Board.

        2.11    Eligible Employee.     The term "Eligible Employee" shall mean:

          (a)   With respect to an ISO, any person who, at the time the ISO is granted to such person, is an employee, as such term is used in Section 422 of the Code and described in Regulations Section 1.421-7(h)(1), of the Company or a Subsidiary.

          (b)   With respect to all Awards other than ISOs, any employee or service provider of the Company or a Subsidiary including, without limitation, directors, officers, consultants or advisors of the Company. An Award may be granted to any such person in connection with hiring, retention or otherwise, prior to the date such person first performs services for the Company or the Subsidiaries, provided that such Award shall not become vested prior to the date such person first performs such services.

        2.12    Exercise Price.     The "Exercise Price" shall mean the exercise price of an Option determined under Subsection 3.2 of the Plan.

        2.13    Fair Market Value.     For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

          (a)   If the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the "Fair Market Value" as of that date shall be the mean between the lowest and highest reported sale prices of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

          (b)   If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

          (c)   If the day is not a business day, and as a result, Paragraphs (a) and (b) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day.

        If Paragraphs (a), (b), and (c) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

        2.14    Incentive Stock Option or ISO.     An "Incentive Stock Option" or "ISO" shall mean an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code and the Regulations promulgated thereunder.

        2.15    Non-Qualified Stock Option or NQO.     A "Non-Qualified Stock Option" or "NQO" shall mean an Option that is not or is not intended to be an incentive stock option as that term is described in Section 422(b) of the Code and the Regulations promulgated thereunder.

        2.16    Option.     An "Option" shall mean a right under the Plan entitling the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under the Plan may be either an ISO or a NQO as determined in the discretion of the Committee.

        2.17    Participant.     A "Participant" shall mean an Eligible Employee (or the transferee of an Eligible Employee if a transfer is permitted under the Plan and the applicable Award Agreement) who has been designated by the Committee to receive an Award under the Plan.

        2.18    Performance Share.     A "Performance Share" shall mean a right to receive a share of Stock that is contingent on the achievement of performance or other objectives specified by the Committee during a specified period.

        2.19    Performance Unit.     A "Performance Unit" shall mean a right to receive the cash equivalent to a share of Stock that is contingent on the achievement of performance or other objectives specified by the Committee during a specified period.

        2.20    Person.     The term "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

        2.21    Plan.     The "Plan" shall mean the Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan, as the same may be amended from time to time as permitted hereunder.

        2.22    Regulations.     "Regulations" shall mean the United States Federal Income Tax Regulations, including temporary Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

        2.23    Restricted Stock.     "Restricted Stock" shall mean shares of Stock, that are subject to a risk of forfeiture and other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

        2.24    Restricted Stock Unit.     A "Restricted Stock Unit" shall mean a right to receive the cash equivalent to a share of Stock that is subject to a risk of forfeiture and other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievements of performance or other objectives specified by the Committee.

        2.25    Shareholders.     "Shareholders" shall mean the shareholders of the Company.

        2.26    Stock Appreciation Right or SAR.     A "Stock Appreciation Right" or "SAR" shall mean a right entitling a Participant to receive value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a share of Stock; over (b) the Base Value.

        2.27    Stock.     The term "Stock" shall mean shares of common stock of the Company, no par value.

        2.28    Subsidiary or Subsidiaries.     The term "Subsidiary" or "Subsidiaries" shall mean any corporation during any period in which it is a "subsidiary corporation" as that term is defined in Section 424(f) of the Code with respect to the Company that the Committee designates to be subject to the Plan.

        2.29    Ten Percent Shareholder.     A "Ten Percent Shareholder" shall mean a Participant who owns, directly or indirectly by attribution under Section 424(d) of the Code, more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary.

SECTION 3. OPTIONS

        3.1    Grant of Options.     The Committee is hereby authorized to grant Options to such Eligible Employees as it, in its discretion, deems advisable. Options granted may be in the form of ISOs or NQOs or any combination thereof that the Committee, in its discretion, deems advisable. ISOs may be granted only to Eligible Employees described in Paragraph 2.11(a).

        3.2    Exercise Price.     The Exercise Price of each Option granted under the Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted. Notwithstanding the foregoing, in the case of an ISO, the Exercise Price shall not be less than 100% (or 110% in the case of a Ten Percent Shareholder) of the Fair Market Value of a share of Stock on the date the ISO is granted.

        3.3    Exercise.     An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and specified in the Award Agreement to which such Option relates. Notwithstanding the foregoing, no ISO may be exercised more than ten (10) years (or five (5) years in the case of a Ten Percent Shareholder) after the date the ISO was granted.

        3.4    Payment of Option Exercise Price.     The payment of the Exercise Price of an Option granted under this Section 3 shall be subject to the following:

          (a)   Subject to the following provisions of this Subsection 3.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Paragraph 3.4(c), payment may be made as soon as practicable after the exercise).

          (b)   The Exercise Price shall be payable: (i) in cash; (ii) by shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise (by either actual delivery of shares or by attestation); or (ii) in any combination thereof, as determined by the Committee; provided, unless otherwise determined by the Committee, no shares may be tendered pursuant to this Paragraph unless such shares have been held by the Participant for six (6) months or more.

          (c)   The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

SECTION 4. OTHER AWARDS

        4.1    Restricted Stock.     The Committee is authorized to grant Awards of Restricted Stock to such Eligible Employees as it, in its discretion, deems advisable. Each Restricted Stock Award shall be subject to such conditions, restrictions and contingencies as determined by the Committee, which shall be set forth in the Award Agreement to which such Restricted Stock relates

        4.2    Stock Appreciation Rights.     The Committee is authorized to grant Awards of Stock Appreciation Rights to such Eligible Employees as it, in its discretion, deems advisable. Each Stock Appreciation Right Award shall be subject to such conditions, restrictions and contingencies as the Committee determines, which shall be set forth in the Award Agreement to which such Stock Appreciation Rights relates.

        4.3    Grant of Other Awards.     The Committee is authorized to grant such other Awards to such Eligible Employees as it, in its discretion, deems advisable. Such other Awards granted may be in the form of Restricted Stock Units, Performance Shares, Performance Units or any combination thereof that the Committee, in its discretion deems advisable. Each such Award shall be subject to the conditions, restrictions and contingencies as the Committee determines, which shall be set forth in the Award Agreement to which such Award relates.

SECTION 5. OPERATION AND ADMINISTRATION

        5.1    Effective Date.     Subject to the approval of the Shareholders, the Plan shall be effective as of the Effective Date; provided, however, that to the extent that Awards are granted under the Plan prior to its approval by the Shareholders, the Awards shall be contingent on approval of the Plan by the Shareholders within twelve months before or after the Effective Date and consistent with the requirements for shareholder approval of matters requiring shareholder approval under the Company's organizational documents and under applicable corporate law and the rules of any exchange on which the Company's stock is listed. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten (10) year anniversary of the Effective Date.

        5.2    Shares Subject to Plan.     The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

          (a)   The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

          (b)   Subject to the other provisions of this Subsection 5.2, the maximum aggregate number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan is Two Million Nine Hundred Thirty Thousand Two Hundred Seventy Nine (2,930,279) shares of Stock (as adjusted below, the "Maximum Plan Shares"). In addition, the Maximum Plan Shares will automatically be increased on the first day of each fiscal year of the Company, beginning with the fiscal year commencing January 1, 2008, by a number of shares such that the Maximum Plan Shares shall equal Fifteen and 3/10 percent (15.3%) of the total number of shares of Stock outstanding on the last day of the immediately preceding fiscal year of the Company, or such lesser number of shares as is later ratified by the Committee at their first meeting or action in such new fiscal year; provided, that in no event shall the Maximum Plan Shares exceed Three Million Nine Hundred Thousand (3,900,000) shares.

          (c)   Any Award (as applicable) may be settled in cash rather than Stock (i) to the extent provided by the Committee and (ii) to the extent such right to settle an Award in cash would not cause this Plan or any Award granted pursuant to the Plan to be considered a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (d)   No one Participant may be granted any Award covering an aggregate number of shares of Stock in excess of Nine Hundred Thousand (900,000) shares of Stock in any calendar year.

          (e)   In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee shall include, as appropriate: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable; provided, however, that that the limitations of sections 422 and 424 of the Code shall apply with respect to adjustments made to ISOs so as not to cause any ISO to cease to qualify as an ISO under section 422 of the Code or to cause any "modification" to an ISO, as that term is defined by the Code and Regulations. All determinations made by the Committee pursuant to this Paragraph 5.2(e) shall be final and binding on the Participants.

        5.3    General Restrictions.     Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a)   Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b)   Unless the shares of Stock to be issued pursuant to an Award are covered by a then current registration statement or a notification under Regulation A under the Securities Act of 1933, the Committee may require an acknowledgment from a Participant as a condition to the issuance of such shares, in form and substance satisfactory to the Company, that: (i) such shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act of 1933); (ii) the Participant has been advised and understands that such shares have not been registered under the Securities Act of 1933 and are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933 and are subject to restrictions on transfer, and the Company is under no obligation to register such shares under the Securities Act of 1933 or to take any action which would make available to the Participant any exemption from such registration; (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws; and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the applicable Award Agreement may be endorsed on the certificates.

          (c)   To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If any shares of Stock to be issued pursuant to the Plan are subject to forfeiture restrictions set forth in the applicable Incentive Agreement or the Plan, the Committee may require that any such shares of Stock be held in escrow until such restrictions lapse.

        5.4    Tax Withholding.     All distributions under the Plan are subject to withholding of all applicable taxes and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan. Unless otherwise determined by the Committee, amounts to be withheld pursuant to this Subsection shall be calculated based on the minimum required tax rate.

        5.5    Grant and Use of Awards.     In the discretion of the Committee, a Participant may be granted any Awards permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary) Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

        5.6    Transferability.     Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant.

        5.7    Form and Time of Elections.     Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        5.8    Agreement With Company.     An Award under the Plan shall be subject to such terms and conditions, including terms regarding vesting and the lapse of restrictions, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award shall be reflected in an Award Agreement. A copy of the Award Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign the Award Agreement. In the event of any conflict between the provisions of the Award Agreement and this Plan, the provision set forth in the Award Agreement shall control.

        5.9    Action by Company or Subsidiary.     Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or a Subsidiary.

        5.10    Gender and Number.     Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        5.11    Limitation of Implied Rights.

        (a)   Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

        (b)   The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any

Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a Shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        5.12    Evidence.     Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        5.13    Applicable Law.     All questions pertaining to the validity, construction and administration of the Plan and any Awards granted hereunder shall be determined in conformity with the laws of the State of Tennessee, without regard to the conflict of laws provisions of any jurisdiction.

SECTION 6. CHANGE IN CONTROL

        6.1   Except as otherwise provided in the Plan, the Committee may specify in an Award Agreement that upon the occurrence of a Change in Control, such Award will immediately vest and become fully exercisable, the restrictions as to transferability of shares subject to the Award will be waived, and any and all forfeiture risks or other contingencies will lapse.

        6.2   In the event of a corporate transaction which constitutes a Change in Control, the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that a payment in cash or other appropriate consideration to be received in such transaction shall be made promptly following the Change in Control in lieu of all or any portion of vested Awards granted under this Plan. The amount payable for each such vested Award shall be determined in good faith by the Committee in a manner which will preserve the economic value of such Award as of the consummation of such transaction; provided, however, certain Awards, such as an Option which has an Exercise Price which is greater than Fair Market Value of a share of Stock as of the consummation of such transaction or a Stock Appreciation Right which has a Base Value which is greater than the Fair Market of a share of Stock as of the consummation of such transaction, have no economic value and may be canceled without payment. After such a determination by the Committee, each Award granted hereunder, whether vested or unvested, shall terminate and the Participant shall have no further rights thereunder except the right to receive the payment provided under this Section 6.2, if any.

SECTION 7. COMMITTEE

        7.1    Administration.     The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section 7.

        7.2    Powers of Committee.     The Committee's administration of the Plan shall be subject to the following:

          (a)   Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to cancel or suspend Awards.

          (b)   The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (c)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding on all persons.

          (d)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable corporate law.

        7.3    Information to be Furnished to Committee.     The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an Eligible Employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 8. AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to Paragraph 5.2(e) shall not be subject to the foregoing limitations of this Section 8.

SECTION 9. CANCELLATION AND RESCISSION OF AWARDS

        9.1    Effect of Detrimental Activity on Incentive.     Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any Detrimental Activity.

        9.2    Certificates of Compliance and Rescission upon Detrimental Activity.     Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and his or her Award Agreement and is not engaged in any Detrimental Activity. In the event a Participant engages in any Detrimental Activity prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Award Agreement, such exercise, payment or delivery may be rescinded within two (2) years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

PROXY	GOLDLEAF FINANCIAL SOLUTIONS, INC.	PROXY

ANNUAL MEETING OF SHAREHOLDERS, MAY 21, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints G. Lynn Boggs and Dan Owens, and each of them acting individually, as proxies, with full power of substitution, to vote all shares of the undersigned at the annual meeting of the shareholders of Goldleaf Financial Solutions, Inc., to be held on May 21, 2009, at 9:00 a.m. (Eastern Daylight Time), at 350 Technology Parkway, Suite 200, Norcross, Georgia 30092 and at any adjournments or postponements thereof, in accordance with the following instructions:

(1)
Election of Class 1 Directors

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee check the box to vote "FOR" all nominees and strike a line through the nominee's name in the list below.)

Lawrence A. Hough	Robert A. McCabe, Jr.	John D. Schneider
(2)
Approval of the Amended and Restated Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
(3)
In their discretion, on such other matters as may properly come before the meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(Continued on reverse side)

(Continued from other side)

        THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE NOMINEES IN THE ELECTION OF CLASS 1 DIRECTORS, FOR THE APPROVAL OF THE AMENDED AND RESTATED GOLDLEAF FINANCIAL SOLUTIONS, INC. 2005 LONG-TERM EQUITY INCENTIVE PLAN, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated:	, 2009
Dated:	, 2009

 Signatures of shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.

GOLDLEAF FINANCIAL SOLUTIONS, INC.
350 Technology Parkway, Suite 200
Norcross, Georgia 30092